UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2013

________________

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)
_______________

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD  57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2013, the Board of Directors (the “Board”) of Meta Financial Group, Inc. (the “Company”) appointed Douglas J. Hajek to the Company’s Board for a term expiring at the 2014 Annual Meeting of stockholders, or until his respective successor is elected or qualified or until his earlier resignation or removal.  In addition, the Board has nominated Mr. Hajek, along with current director Rodney G. Muilenburg, to stand for re-election as directors at the Company’s 2014 Annual Meeting of Stockholders, for a term expiring at the Company’s 2017 Annual Meeting of Stockholders. Mr. Hajek was also named to the Board’s Compensation Committee and Nominating Committee.

Mr. Hajek will receive annual retainers of $7,500 as a non-employee director of the Company, $6,500 as a non-employee director of MetaBank, and $3,500 as a member of MetaBank’s Loan Committee.  Mr. Hajek will also receive from the Company and MetaBank a meeting fee of $800 for each board meeting attended and $250 for each committee meeting attended. All non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. In addition, on the date of his appointment to the Board, Mr. Hajek received a grant of 117 shares of the Company’s fully vested restricted common stock, representing a one-sixth prorated award of the 700 shares granted to non-employee directors for their service on the Board during calendar year 2013.

There are no arrangements or understandings among Mr. Hajek and any other persons pursuant to which Mr. Hajek was appointed to the Board and Mr. Hajek does not have any relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 13, 2013, Mr. Thurman Gaskill, 78, notified the Company’s Board that he intends to retire from the Board and would not stand for re-election as a director at the at the end of his current term which expires as of the date of the Company’s 2014 Annual Meeting of Stockholders. Mr. Gaskill’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

For additional information regarding Mr. Hajek’s appointment to the Company’s Board and Mr. Gaskill’s decision not to stand for re-election to the Board, please see the Company’s press release, dated November 13, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2013, the Board of the Company amended its bylaws to remove Article II, Section 10 which provided that any member of the Board shall be domiciled in or have his or her primary place of business located in any county, a portion of which is within a 70 mile radius of any office of any subsidiary financial institution of the Company.  The amendment was effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated:  November 13, 2013

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release dated November 13, 2013